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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                December 17, 2004

                            VORNADO OPERATING COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                     001-14525                  22-3569068
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                   210 Route 4 East, Paramus, New Jersey 07652
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 587-7721

        Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 17, 2004, Vornado Operating Company (the "Company") announced that its stockholders approved its dissolution at a special meeting of stockholders held today. The dissolution will not occur prior to a hearing relating to settlement of a previously announced stockholder lawsuit scheduled to occur on December 28, 2004. If the settlement is approved at the hearing, the Company plans to dissolve and pay a liquidating cash distribution of approximately $2.85 per share to be paid to stockholders upon surrender of their certificates. The actual amount may be higher or lower depending on whether costs of litigation and other remaining liabilities turn out to be higher or lower than the estimated amounts. Although stockholders will not receive cash until they surrender their stock certificates in 2005, the Company believes the distributions will be treated as a taxable event in 2004. Upon dissolution, the Company expects to close its stock transfer books.

A copy of the press release issued by the Company on December 17, 2004 regarding the above-referenced approval by stockholders is being filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     c. Exhibits
        --------
     The following document is filed as an exhibit to this Current Report on Form 8-K:
        99.1 - Press release, dated December 17, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VORNADO OPERATING COMPANY
                                              (Registrant)

                                       By:  /s/ JOSEPH MACNOW
                                            -----------------
                                       Name:  Joseph Macnow
                                       Title: Executive Vice President and Chief
                                              Financial Officer

Date: December 17, 2004